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                                                                     EXHIBIT 1.1


                          GABELLI ASSET MANAGEMENT INC.

                              Class A Common Stock


                               PURCHASE AGREEMENT


                                                                February -, 1999


Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
250 Vesey Street
World Financial Center, 25th Floor
New York, New York  10281

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York  10013

Gabelli & Company, Inc.
One Corporate Center
Rye, New York  10580

As Representatives of the several Underwriters named in Schedule I

Dear Sirs:

                  Gabelli Asset Management Inc., a New York corporation (the "Company"), proposes to issue and sell to the several underwriters named in
Schedule 1 hereto (the "Underwriters") for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Salomon Smith Barney Inc. ("Salomon Smith Barney") and Gabelli & Company, Inc. are acting as representatives (the "Representatives"), an aggregate of 6,000,000 shares of its Class A Common Stock, par value $0.001 per share (the "Firm Shares"). In addition, solely for the purpose of covering over-allotments, the Company proposes to issue and sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional 900,000 shares (the "Additional Shares") of the Company's Class A Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

                  The Company wishes to confirm as follows its respective agreements with you and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.
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                  1. REGISTRATION STATEMENT AND PROSPECTUS. The Company has
prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1, including prospectus subject to completion, relating to the Shares. The term "Registration Statement" as used in this Agreement means the registration statement (including all financial schedules and exhibits), as amended at the time it becomes effective, and as thereafter amended by post-effective amendment. The term "Prospectus" as used in this Agreement means the prospectus in the form included in the Registration Statement, or, if the prospectus included in the Registration Statement omits information in reliance on Rule 430A under the Act and such information is included in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, the term "Prospectus" as used in this Agreement means the prospectus in the forms included in the Registration Statement as supplemented by the addition of the Rule 430A information contained in the prospectus filed with the Commission pursuant to Rule 424(b). The term "Preliminary Prospectus" as used in this Agreement means the prospectus subject to completion in the forms included in the Registration Statement at the time of the initial filing of the Registration Statement with the Commission, as such prospectus shall have been amended from time to time prior to the date of the Prospectus. Each Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. For purposes of this
Agreement: "Rules and Regulations" means the rules and regulations adopted by the Commission under either the Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as applicable.

                  2. AGREEMENTS TO SELL AND PURCHASE. Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein and to such adjustments as you may determine to avoid fractional shares, the Company hereby agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at a purchase price of $- per share (the "purchase price per share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 12 hereof).

                  Upon the basis of the representations, warranties and agreements contained herein and subject to all the terms and conditions set forth herein, the Company also agrees to sell to the Underwriters, and the Underwriters shall have the right to purchase from the Company, at the purchase price per share, pursuant to an option (the "over-allotment option"), up to an aggregate of 900,000 Additional Shares from the Company. This option may be exercised in whole or in part, from time to time, prior to 5:00 p.m. (New York City time) on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when the New York Stock Exchange is open for trading). Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.
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                                                                               3



                  3. TERMS OF PUBLIC OFFERING. The Company has been advised by you that the Underwriters propose to make a public offering of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

                  4. DELIVERY OF THE SHARES AND PAYMENT THEREFOR. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, at 10:00 a.m. (New York City time) on February -, 1999 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

                  Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Simpson Thacher & Bartlett at such time on such dates (each, an "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Dates for any such shares may be varied by agreement between you and the Company.

                  Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request by written notice prior to 9:30 a.m. (New York City time) on the second business day preceding the Closing Date or the Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 a.m. (New York City time) on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor in immediately available funds.

                  5. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Company will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when the Registration Statement or such post-effective amendment has become effective.

                  (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the
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effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's business, assets, condition (financial or otherwise), results of operations or business prospects, or of the happening of any event, including the filing of any information, documents or reports pursuant to the Exchange Act, that makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to you, without charge, one signed copy of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits to the Registration Statement and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request. The copies of the Registration Statement and each amendment thereto furnished to you will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) The Company will not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object in writing after being so advised or (ii) so long as, in the written opinion of counsel to the Underwriters (a copy of which shall be delivered to the Company), a prospectus is required to be delivered in connection with sales by any Underwriter or dealer, file any information, documents or reports pursuant to the Exchange Act, without delivering a copy of such information, documents or reports to you, as Representatives of the Underwriters, prior to or concurrently with such filing.

                  (e) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have reasonably requested or may hereafter reasonably request, copies of each form of the Preliminary Prospectus. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

                  (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the written opinion of counsel to the Underwriters a Prospectus is required by the Act to be delivered in connection with sales by any
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                                                                               5



Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment thereof or supplement thereto) as you may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company consents to the use of the Prospectus (and of any amendment thereof or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the written opinion of counsel to the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate amendment thereof or supplement thereto and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof.

                  (g) The Company will cooperate with you and with counsel to the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a 12-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as reasonably practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11 (a) of the Act; provided that such requirement shall be deemed satisfied if the Company complies with the provisions of Rule 158 of the Act.

                  (i) During the period of one year hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to stockholders or filed with the Commission or the New York Stock Exchange, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                  (j) The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder substantially in accordance with the description set forth in the Prospectus.
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                  (k) If Rule 430A of the Act is employed, the Company will
timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.

                  (l) For a period of 180 days after the date hereof (the "Lock-up Period"), without the prior written consent of Merrill Lynch and Salomon Smith Barney, the Company will not offer, sell, contract to sell or otherwise dispose of any shares of common stock of the Company (or any securities convertible into or exchangeable or exercisable for shares of common stock of the Company) or grant any options or warrants to purchase shares of common stock of the Company exercisable within the Lock-up Period, except for
(A) sales to the Underwriters pursuant to this Agreement or (B) the grant of options in the ordinary course of business pursuant to the Gabelli Asset Management Inc. 1999 Stock Award and Incentive Plan (provided that any recipient of options exercisable within 180 days of the date hereof shall execute an agreement for the benefit of the Underwriters not to transfer such options (or shares of common stock underlying such options) for the remainder of such 180-day period).

                  (m) Except as stated in this Agreement and in the Preliminary Prospectus and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Class A Common Stock to facilitate the sale or resale of the Shares.

                  (n) The Company will use its best efforts to have the Class A Common Stock listed, subject to notice of issuance, on the New York Stock Exchange concurrently with the effectiveness of the Registration Statement.

                  6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Underwriter that:

                  (a) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement in the form in which it became or becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective and the Prospectus and any amendment thereof or supplement thereto when filed with the Commission under Rule 424(b) under the Act, complied or will comply in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by an Underwriter through the Representatives expressly for use therein.
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                  (c) All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and free of any preemptive or similar rights. The Shares to be issued and sold by the Company have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

                  (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries taken as a whole, (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock and (iv) there has not been any material change in the capital stock of the Company, or material increase in the short-term debt or long-term debt, of the Company or any of its subsidiaries.

                  (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

                  (f) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly through one of the other subsidiaries by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in the Registration Statement and the Prospectus.

                  (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries which
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could have a Material Adverse Effect or to which the Company or any of its subsidiaries, or to which any of their respective properties, is subject which could have a Material Adverse Effect that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments relating to the Company that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Act or the Exchange Act. The descriptions of the terms of any such contracts or documents contained in the Registration Statement or the Prospectus are correct in all material respects.

                  (h) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate or articles of incorporation or bylaws, or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it (except where any such violation or violations in the aggregate would not have a Material Adverse Effect), or (iii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, and no condition or state of facts exists, which with the passage of time or the giving of notice or both, would constitute such a default (except where any such default or defaults in the aggregate would not have a Material Adverse Effect), except as may be disclosed in the Registration Statement and the Prospectus.

                  (i) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby and thereby
(i) requires any consent, approval, authorization or other order of or registration or filing with, any court or governmental agency or body having jurisdiction over it (except such as may be required for the registration of the Shares under the Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement), (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the subsidiaries or any material agreement, indenture, lease or other instrument to which the Company or any of the subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their respective properties or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                  (j) The accountants, Ernst & Young LLP, who have certified or shall certify the financial statements filed or to be filed as part of the Registration Statement or the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.

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                  (k) The financial statements, together with the related
schedules and notes thereto included as part of the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto), present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply (to the extent such entities were in existence at such dates or for such periods); such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein, and met the requirements of Regulation S-X under the Act for registration statements on Form S-1; and the other financial information and data set forth in the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) are accurately presented and prepared on a basis consistent with the books and records of the Company and its subsidiaries. The selected financial data set forth under the captions "Summary Historical and Pro Forma Financial Data" and "Selected Historical and Pro Forma Financial Data" in the Prospectus fairly present the information included therein and the assumptions used in the preparation thereof are reasonable.

                  (l) The execution and delivery of and the performance by the Company of its obligations under this Agreement has been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes the valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except that the enforceability of the Company's obligations hereunder or thereunder may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity, and except as rights to indemnity and contribution hereunder or thereunder may be limited by federal or state securities laws or principles of public policy.

                  (m) Each of the Company and its subsidiaries has good and indefeasible title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement or would not have a Material Adverse Effect, and each property described in the Prospectus as being held under lease by the Company or one of its subsidiaries is held by it under a valid, subsisting and enforceable lease with only such exceptions as would not have a Material Adverse Effect.

                  (n) The Company has not distributed and, prior to the later to occur of (i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                  (o) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal or state regulatory authorities necessary to conduct

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their respective businesses (except for such failures to possess as would not have a Material Adverse Effect), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as described the Prospectus.

                  (p) Each of the Company and its subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                  (q) Neither the Company nor any of its subsidiaries has violated any applicable foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), except for such violations which, singly or in the aggregate, would not have a Material Adverse Effect.

                  (r) There are no costs or liabilities associated with any applicable Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

                  (s) No holder of any security of the Company has any right to require registration of shares of common stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement or otherwise. No such rights with respect to shares of common stock not listed in Schedule I hereto were exercised nor will be exercised in connection with the sale of the Shares and for a period of 180 days after the date hereof. Except as described in or contemplated by the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and there are no commitments, plans or arrangements to issue, any shares of common stock of the Company or any security convertible into or exchangeable or exercisable for common stock of the Company.

                  (t) The Company does not anticipate incurring significant operating expenses or costs to ensure that all management information systems of the Company will be year 2000 compliant.

                  (u) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with, and material to, the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Affect.

                  (v) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a Material Adverse Effect.

                  (w) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (y) Each of Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, LLC and Gabelli Advisers, Inc. (each a "Fund" and, collectively, the "Funds") is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and none of the Funds is prohibited by any provision of the Advisers Act or the Investment Company Act, or the respective rules and regulations thereunder, from acting as an investment adviser. The Funds are the only direct or indirect subsidiaries of the Company required to be registered as investment advisers under the Advisers Act.

                  (z) Neither the Company nor any of its direct or indirect subsidiaries, including the Funds, is required to be registered, licensed or qualified as an investment adviser under the laws requiring any such registration, licensing or qualification in any state in which it or its subsidiaries conduct business or is not subject to material liability or disability by reason of the failure to be so registered, licensed or qualified.

                  (aa) Gabelli & Company, Inc. is duly registered as a broker-dealer under the Exchange Act, and under the securities laws of each state where the conduct of its business requires such registration and is in compliance in all material respects with all federal and state laws requiring such registration or is subject to no material liability or disability by reason of the failure to be so registered in any such jurisdiction or to be in such compliance in all material respects. Gabelli & Company, Inc. is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"). None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under the federal or state laws requiring any such registration, licensing or qualification is any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

                  (bb) None of the Company's direct or indirect subsidiaries is required to be registered, licensed or qualified as a transfer agent under the federal or state laws requiring any such registration, licensing or qualification in any state in which it conducts business or is subject to any material liability or disability by reason of the failure to be so registered, licensed or qualified.

                  (cc) Each of the Company, Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, LLC, Gabelli Advisers, Inc., Gabelli Securities, Inc. and Gabelli & Company, Inc. is and has been in compliance with, and each such entity has or will have had, as the case may be, received no notice of any violation of, (i) all laws, regulations, ordinances and rules (including those of any non-governmental self-regulatory agencies) applicable to it or its operations relating to investment advisory or broker-dealer activities and (ii) all other such laws, regulations, ordinances and rules applicable to it and its operations, except, in either case, where any failure by the Company, Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, LLC, Gabelli Advisers, Inc., Gabelli Securities, Inc. and Gabelli & Company, Inc. to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a Material Adverse Effect.

                  (dd) Each entity for which any of the Funds acts as investment adviser and which is required to be registered with the Commission as an investment company under the Investment Company Act is, and upon consummation of the transactions contemplated herein will be, duly registered with the Commission as an investment company under the Investment Company Act and to the knowledge of the Company, each Fund has been operated in compliance in all material respects with the Investment Company Act and the rules and regulations thereunder and to the knowledge of the Company, there are no facts with respect to any such Fund that are likely to have a material adverse effect on the general affairs, management, financial position, stockholders' equity as results of operations of the Company and its subsidiaries taken as a whole.

                  (ee) To the knowledge of the Company, each Fund's registration statement complies in all material respects with the provisions of the Securities Act, the Investment Company Act and the rules and regulations thereunder and does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (ff) To the knowledge of the Company, each agreement between the Company, Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, Inc., Gabelli Fixed Income, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc. and Gabelli Advisers, Inc.

or any other subsidiary of the Company on the one hand and any Fund or private client on the other hand is a legal and valid obligation of the parties thereto, and none of the Company, Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, Inc., Gabelli Fixed Income, LLC, Gabelli Securities, Inc., Gabelli & Company, Inc. and Gabelli Advisers, Inc. or any other subsidiary of the Company is in breach or violation of or in default under any such agreement which would individually or in the aggregate have a Material Adverse Affect on, or cause a prospective material adverse change in, the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole.

                  (gg) The Offering will not constitute an "assignment" as defined in the Investment Company Act and the Advisers Act of any of the investment advisory contracts to which any of the Funds is a party.

                  (hh) There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become liable under the Act or the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus or in the Prospectus or in any amendment or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action except insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided that the Company has delivered the

Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending; and provided further that the Company will not be liable to any Underwriter with respect to any Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Prospectus, as then amended or supplemented if: (i) the Company had previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sold defense to the claim asserted by such person. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  In addition to the foregoing indemnification of all the Underwriters, including Merrill Lynch, the Company agrees to indemnify and hold harmless Merrill Lynch, and each person who controls Merrill Lynch within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all losses, claims, damages, liabilities and expenses incurred by Merrill Lynch arising out of or based upon Merrill Lynch's serving as "qualified independent underwriter" for the offering, including reasonable costs of investigation and fees and disbursements of counsel retained by Merrill Lynch to represent it in its capacity as "qualified independent underwriter".

                  (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement, any person who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished in writing by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Prospectus or any Preliminary Prospectus (or in any amendment or supplement thereto).

                  (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons shall be designated in writing by the first of the named Underwriters on Schedule I hereto and any such separate firm of the Company, its directors, its officers or any such controlling person shall be designated in writing by the Company. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus; provided that, in the event that the Underwriters shall have purchased any Additional Shares hereunder, any determination of the relative benefits received by the Company, or the Underwriters from the offering of the Shares shall include the net proceeds (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, from the sale of such Additional Shares, in each case computed on the basis of the respective amounts set forth in the notes to the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) of this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (c) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares, underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 11 hereof) and not joint.

                  (f) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers, any director, officer or partner of any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, its directors, officers, employees or agents or any director, officer or partner of any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7. The remedies provided in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  8. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, the Registration Statement or such post-effective amendment shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, that would have a Material Adverse Effect not contemplated by the Prospectus, which in your reasonable opinion, as Representatives of the several Underwriters, would materially and adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your reasonable opinion, as Representatives of the several Underwriters, materially and adversely affect the market for the Shares.

                  (c) You shall have received on the Closing Date an opinion from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, substantially to the effect that:

                  (i) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                  (ii) All of the authorized and issued shares of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

                  (iii) The Shares to be issued and sold to the Underwriters by the Company under this Agreement have been duly authorized and when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights;

                  (iv) The Company has taken all necessary action to authorize the execution and delivery of this Agreement, and the performance by it of the transactions contemplated therein;

                  (v) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions hereof and thereof may be unenforceable;

                  (vi) The Registration Statement has become effective under the Act and the Prospectus were filed on the date specified in such opinion pursuant to the subsection set forth in such opinion of Rule 424(b) of the rules and regulations of the Commission under the Act and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued or proceeding for that purpose has been instituted or threatened by the Commission;

                  (vii) The statements made in the Prospectus under the captions "Business", "Management", "Certain Relationships and Related Transactions", and "Underwriting", insofar as they purport to constitute summaries of certain terms of documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects;

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any federal or New York governmental agency or body, or, to our knowledge, any federal or New York court is required for the issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement, except for the registration under the Act and the Exchange Act of the Shares, and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                  (ix) The issue and sale of the Shares by the Company and the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters;

                  (x) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as such term is defined in the Investment Company Act;

                  (xi) The Offering will not constitute an "assignment" as defined in the Investment Company Act and the Advisers Act of any of the investment advisory contracts to which Gabelli Funds, LLC, Gabelli Advisers, Inc. Gabelli Fixed Income, LLC or GAMCO Investors, Inc. is a party;

                  (xii) Each of Gabelli Funds, LLC, Gabelli Advisers, Inc., Gabelli Fixed Income, LLC and GAMCO Investors, Inc. is duly registered as an investment adviser under the Advisers Act. No other subsidiary of the Company is required to be registered as an investment adviser under the Advisers Act and the rules and regulations of the Commission promulgated thereunder;

                  (xiii) Gabelli & Company, Inc. is duly registered, licensed or qualified as a broker-dealer under all federal laws requiring any such registration, licensing or qualification. None of the Company's other direct or indirect subsidiaries is required to be registered, licensed or qualified as a broker-dealer under any federal law requiring any such registration, licensing or qualification;

                  (xiv) None of the Company or its direct or indirect subsidiaries including Gabelli Funds, LLC, GAMCO Investors, Inc., Gabelli Fixed Income, LLC, Gabelli Advisers, Inc., and Gabelli & Company, Inc. is required to be registered, licensed or qualified as an investment adviser under the laws of any state; and

                  (xv) After inquiry of the executive officers and the general counsel of the Company, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or may of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

                  Such counsel shall also state that such counsel has not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement or the Prospectus, and takes no responsibility therefor, except as and to the extent set forth in paragraph (ii) above. Such counsel shall state that in the course of the preparation by the Company of the Registration Statement and the Prospectus, such counsel participated in conferences with certain officers and employees of the Company, with representatives of Ernst & Young LLP and with counsel to the Company. Such counsel shall state that based upon such counsel's examination of the Registration Statement and the Prospectus, such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus and such counsel's participation in the conferences referred to above, such counsel (i) is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of their respective dates, and as of the date of such opinion, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data and (ii) has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of their respective dates, and as of the date of such opinion, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data.

                  In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.

                  (d) You shall have received on the Closing Date an opinion from James E. McKee, Esq., Vice President, General Counsel and Secretary of the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, substantially to the effect that:

                  (i) Each of the Company and its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect;

                  (ii) All of the authorized and issued shares of the Company outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable and free of any preemptive or similar rights;

                  (iii) The Shares to be issued and sold to the Underwriters by the Company under this Agreement have been duly authorized and when issued and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights;

                  (iv) The Company has taken all necessary action to authorize the execution and delivery of this Agreement, and the performance by it of the transactions contemplated therein; and

                  (v) Such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

                  Such counsel shall state that based upon such counsel's examination of the Registration Statement and the Prospectus and such counsel's investigations made in connection with the preparation of the Registration Statement and the Prospectus, such counsel (i) is of the opinion that the Registration Statement, as of its effective date, and the Prospectus, as of their respective dates, and as of the date of such opinion, comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder, except that in each case such counsel expresses no opinion with respect to the financial statements or other financial or statistical data and (ii) has no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of their respective dates, and as of the date of such opinion, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel expresses no belief with respect to the financial statements or other financial or statistical data.

                  (e) You shall have received on the Closing Date an opinion from Simpson Thacher & Bartlett, counsel to the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, substantially to the effect set forth in Exhibit A.

                  (f) You shall have received letters addressed to you, as Representatives of the several Underwriters, and dated the date hereof and the Closing Date from Ernst & Young LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                  (g) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall have been contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the subsidiaries taken as a whole; and (iv) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(g) and in Section 8(h) hereof.

                  (h) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (i) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

                  (j) The Common Stock shall have been listed or approved for listing, subject to notice of issuance, on the New York Stock Exchange.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

                  Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel to the Underwriters, shall be deemed a representation and warranty by the Company, to each Underwriter as to the statements made therein.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of the Option Closing Date of the conditions set forth in this Section 8, except that, if the Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in this Section 8 shall be dated the Option Closing Date and the opinions or letters called for by paragraphs (c), (d) and
(e) shall be revised to reflect the sale of Additional Shares.

                  9. PAYMENT OF EXPENSES. (a) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance of its obligations hereunder: (i) the preparation, printing and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, each Prospectus and each amendment of or supplement to any of them; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, each Prospectus and each amendment of or supplement to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, issuance and delivery of certificates for the Shares, including any stock or other transfer taxes and any stamp taxes in connection with the original issuance and sale of the Shares;
(iv) the registration of the Common Stock under the Exchange Act and the listing of the Shares on the New York Stock Exchange; (v) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel to the Underwriters relating to the preparation and delivery of the Blue Sky Memorandum and such registration and qualification); (vi) the filing fees and the fees and expenses of counsel to the Underwriters in connection with any filings required to be made with the NASD; (vii) the transportation and other expenses incurred by or on behalf of representatives of the Company in connection with presentations to prospective purchasers of the Shares; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of the Company's counsel (including local and special counsel).

                  (b) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to Section 11 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply, in any material respect, with the terms or fulfill, in any material respect, any of the conditions of this Agreement, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel to the Underwriters) incurred by you in connection herewith.

                  10. EFFECTIVE DATE OF AGREEMENT. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or
(ii) if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or a post-effective amendment thereto to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of the Registration Statement or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

                  11. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Firm Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters, to purchase the Firm Shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Firm Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Firm Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases Shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 11 may be given by telegram, telecopy or telephone but shall be subsequently confirmed by letter.

                  12. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Underwriters by notice given to the Company, if prior to the Closing Date or the Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority or (iv) if a banking moratorium has been declared by either federal or New York authorities.

                  Notice of such termination may be given by telegram, telecopy or telephone and shall be subsequently confirmed by letter.

                  13. INFORMATION FURNISHED BY THE UNDERWRITERS. The statements set forth in the last paragraph on the cover page, the stabilization legend on the inside front cover page, and the statements in the first, second, fifth and ninth paragraphs and the third sentence of the eighth paragraph under the caption "Underwriting" in any Preliminary Prospectus and in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

                  14. MISCELLANEOUS. Except as otherwise provided in Sections 5, 10, 11 and 12 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company at the office of the Company at -, Attention: -; or (ii) if to you, as Representatives of the several Underwriters, care of and Merrill Lynch, Pierce, Fenner & Smith Incorporated, 250 Vesey Street, World Financial Center, 25th Floor, New York, New York 10281, Attention:-, and Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, its directors and officers, the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

                  15. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  16. COUNTERPARTS. This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

                  17. SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENTS FOR SERVICE.

                  (a) To the fullest extent permitted by applicable law, the Company irrevocably submits to the jurisdiction of any U.S. federal or state court located in the Borough of Manhattan in The City of New York, New York in any suit, action or proceeding based on or arising out of or relating to this Agreement or any Shares, and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Company and may be enforced in the U.S. federal or state courts of New York, provided that service of process is effected upon the Company in the manner specified herein or as otherwise permitted by law. The Company hereby irrevocably designates and appoints CT Corporation System, 1633 Broadway, 23rd Floor, New York, New York (the "Process Agent"), as the authorized agent of the Company upon whom process may be served in any such suit or proceeding, it being understood that the designation and appointment of the Process Agent as such authorized agent shall become effective immediately without any further action on the part of the Company. The Company represents to the Underwriters that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by prepaid registered first class mail or delivered to the Process Agent at its principal office, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the right of the Underwriters or any person controlling the Underwriters to serve process in any other matter permitted by law. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments as may be necessary to continue such designation and appointment of the Process Agent in full force and effect so long as the Company has any outstanding obligations under this Agreement or the Shares. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of note, attachment in aid of execution, executor or otherwise) with respect to itself or its property, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement, to the extent permitted by law.

                  Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                      Very truly yours,

                                      GABELLI ASSET MANAGEMENT INC.


                                      By_________________________________
                                      Name:
                                      Title: Chief Executive Officer


Confirmed as of the date first
above mentioned on behalf of
themselves and the other several
Underwriters named in Schedule I hereto.

Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Salomon Smith Barney Inc.
Gabelli & Company, Inc.

                  As Representatives of the several Underwriters named in
Schedule I hereto

MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED


By ___________________________________
   Name:
   Title:

SALOMON SMITH BARNEY INC.


By ___________________________________
   Name:
   Title:

GABELLI & COMPANY, INC.

By __________________________________
   Name:
   Title:

                                   SCHEDULE I


                                                                    Number of
Underwriter                                                        Firm Shares
-----------                                                        -----------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated

Salomon Smith Barney Inc.

Gabelli & Company, Inc.




                                                                    ---------
                                                        Total       6,000,000
                                                                    =========

                                                                  Exhibit A

             [Form of Opinion Letter of Simpson Thacher & Bartlett]


                                    [to come]